UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014 (November 13, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement Offering

On October 3, October 22, and November 17, 2014, Staffing 360 Solutions, Inc. (the “Company”) completed closings of its best efforts private offering (the “Offering”) of 12% Series B Convertible Bonds (the “Series B Bonds”) with certain accredited investors (the “Purchasers”). Pursuant to a bond purchase agreement, the Company sold Series B Bonds for an aggregate of $881,500 to a total of 18 accredited investors. Such Series B Bonds mature on September 30, 2015 (the “Maturity Date”), unless voluntarily converted.

On or prior to the Maturity Date, the Purchaser must notify the Company whether the repayment of the Series B Bond will be made in cash or in shares of common stock of the Company, par value $.00001 per share (the “Common Stock”). At the Maturity Date, if the Series B Bond will be repaid in shares of the Common Stock, then Bond shall be repaid in shares of common stock as follows: (i) in the event the Company’s shares of Common Stock are trading at $2.67 or higher based on a 10-Day VWAP immediately prior to the Maturity Date, then the repayment price shall be set at $2.00 per share, or (ii) in the event the Company’s shares of Common Stock are trading below $2.67 based on a 10-Day VWAP, then the repayment price shall be set at a 25% discount to the 10-Day VWAP calculated immediately prior to the Maturity Date, provided however, that in no event will the repayment price be less than $1.20. The Purchasers may elect to convert the Series B Bonds, including all accrued but unpaid coupon payments at any time prior to the Maturity Date into restricted shares of Common Stock at a conversion price of $2.00 per share.

If an Event of Default (as defined in the Series B Bond) occurs, among other things, (i) the interests rate on the Series B Bond shall automatically increase to eighteen percent (18%) and (ii) any time after a 30 day written notice to the Company of an Event of Default, the holder may convert a portion of the Series B Bond into Common Stock up to a principal amount equal to 8% of the original principal amount (plus any accrued and unpaid interest outstanding on the debenture) at a conversion price per share equal to 75% of the average of the 20 VWAPs of the Common Stock immediately prior to the applicable default conversion date until the earlier of: (A) the Event of Default is cured to the satisfaction of the holder, (B) the Series B Bond is paid off in full or (C) the Series B Bond is converted in full. The holder shall have the right to submit additional default conversion notices until the debenture is no longer outstanding, provided that the holder may not submit more than one such notice per 30-day period. In the event the Company fails to deliver the shares of Common Stock within five (5) days of receiving the default conversion notice, the Company may be subject to additional cash penalty payments to the Series B Bond holders.

In addition to the Series B Bonds, each Purchaser of the Series B Bonds received 5,000 shares (the “Equity Consideration”) of Common Stock for each $50,000 principal amount of Series B Bond investment. Accordingly, the Company issued an aggregate of 88,150 shares of Common Stock to the Purchasers. The issuance of the Series B Bonds and Equity Consideration qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act since the issuance of these securities by the Company did not involve a “public offering” and was made only to accredited investors.

The Placement Agent is entitled to: (i) a fee in cash of $79,335.00, nine percent (9%) of the aggregate gross proceeds raised in this Offering, plus reimbursement of certain expense, (ii) 5,289 shares of Common Stock equal to six percent (6%) of the Equity Consideration issued in connection with the funds raised in this Offering, and (iii) a three-year warrant (a “Placement Agent Warrant”), exercisable at $2.00 per share, to purchase 26,445 shares of Common Stock with such exercise price subject to certain adjustments. The issuance is exempt under rule 506(b) promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, Alfonso J. Cervantes submitted his resignation to the Company from his positions as an employee, as President and as a director of the Company, effective December 31, 2014.  On the same date, Mr. Cervantes submitted his resignation from his positions as an employee, officer or director for all of the Company’s subsidiaries, effective December 31, 2014. All of Mr. Cervantes’ resignations were voluntary and not a result of any disagreement with the Company or its executive officers, on any matter relating to the Company’s operations, policies or practices.

Mr. Cervantes’ employment agreement, dated February 15, 2013, as amended on December 31, 2013, will be terminated as of December 31, 2014. Further, on November 13, 2014, the Company and Trilogy Capital Partners, Inc., a company owned and controlled by Mr. Cervantes, executed an Advisory Agreement effective as of January 1, 2015, pursuant to which Trilogy Capital Partners, Inc. shall provide advisory services requested by the Company for a period of 12 months. Pursuant to the Advisory Agreement, the Company agreed to, among other things: (a) pay Trilogy Capital Partners, Inc. $300,000, in equal monthly installments of $25,000, (b) issue to Trilogy, as provided in the Advisory Agreement, 250,000 (two hundred fifty thousand) shares of Common Stock in the Company on or before January 30, 2015 and (c) grant to Trilogy $25,000 (twenty-five thousand dollars) worth of shares of Common Stock valued at the last trade price of the Company’s Common Stock at December 31, 2014, in complete settlement of any past due fees and costs owed to Trilogy by the Company. Unless renewed by mutual consent, the Advisory Agreement shall terminate on December 31, 2015.

Item 8.01 Other Events.

On November 19, 2014, the Company issued a press release announcing the Company’s expects to reach profitability on an Adjusted EBITDA basis during the fiscal quarter ended November 30, 2014. The description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release, which is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2014

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman